UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

August 31, 2005
Date of Report (Date of earliest event reported)

MECHANICAL TECHNOLOGY INCORPORATED
(Exact name of registrant as specified in its chapter)

NEW YORK	0-6890	14-1462255
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

431 NEW KARNER ROAD, ALBANY, NEW YORK 12205 (Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (518) 533-2200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

     [ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     [ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     [ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     [ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.02. Termination of a Material Definitive Agreement

Today, Mr. Alan J. Soucy, President and Chief Operating Officer of MTI MicroFuel Cells Inc. ("MTI Micro"), a majority-owned subsidiary of Mechanical Technology Incorporated ("MTI" or the "Company"), announced that he will resign from his position with MTI Micro effective September 1, 2005. Mr. Soucy had an employment agreement with MTI Micro that provided 1) a base salary of $300,000; 2) a performance-based bonus as determined by his supervisor and the Board of Directors where he could earn a performance-based bonus of up to $100,000 in 2005 and he was paid a cash bonus of $50,000 on May 6, 2005; and 3) an agreement that he will receive 100% of his base salary for 6 months, subject to reduction for any amounts earned in other employment, if he is terminated without cause.

Effective September 2, 2005, Mr. Soucy, will become a consultant to MTI. The consulting agreement is for a period of eighteen months with fees of $14,720 per month. Under the terms of the consulting agreement he may earn a success fee if he achieves certain goals specified in his agreement.

Mr. Soucy will receive no severance as a result of his resignation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
MECHANICAL TECHNOLOGY INCORPORATED

Date: August 31, 2005	By: /S/ CYNTHIA A. SCHEUER Name: Cynthia A. Scheuer
Title: Vice President, Chief Financial Officer and Secretary

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